Exhibit 99.2

MAMMOTH ENERGY SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On April 11, 2025, Lion Power Services LLC (“Lion”), a subsidiary of Mammoth Energy Services, Inc. (“Mammoth” or the “Company”), entered into an Equity Interest Purchase Agreement (the “Agreement”), as the seller, with Peak Utility Services Group, Inc. (the “Buyer”) pursuant to which Lion sold all equity interests in its wholly-owned subsidiaries 5 Star Electric, LLC (“5 Star”), Higher Power Electrical, LLC (“Higher Power”) and Python Equipment LLC (“Python” and collectively with 5 Star and Higher Power, the “T&D Business”) (the “Transaction”). The Transaction was completed simultaneously with the signing of the Agreement on April 11, 2025. The aggregate sales price in connection with the Transaction was approximately $108.7 million, subject to customary post-closing adjustments. Of the $108.7 million, $98.3 million was paid to Lion and the remaining $10.4 million was deposited into an escrow account for the purposes of funding post-closing adjustments for at least ninety days and indemnified liabilities until at least May 15, 2026.

The Company will report the results of the T&D Business as discontinued operations in the Company’s consolidated financial statements beginning in its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2025.

The Unaudited Pro Forma Condensed Consolidated Financial Statements presented below have been derived from the Company’s historical consolidated financial statements and give pro forma effect to the Transaction. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2024 reflects the Company’s financial position as if the Transaction had occurred on December 31, 2024. The adjustments in the “Transaction Accounting Adjustments” column in the Unaudited Pro Forma Condensed Consolidated Balance Sheet give effect to the Transaction as if it had occurred as of December 31, 2024. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for each of the years ended December 31, 2024, 2023 and 2022 reflect the results of operations as if the Transaction had occurred on January 1, 2022 in that they reflect the reclassification of the T&D Business as discontinued operations for all periods presented.

The Unaudited Pro Forma Condensed Consolidated Financial Statements presented below have been derived from, and should be read in conjunction with, the Company’s audited consolidated financial statements and the notes thereto as of December 31, 2024, and for the three years ended December 31, 2024, and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Upon entering into the Agreement with the Buyer, the historical financial results of the T&D Business will be reflected in the Company’s consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods presented.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented based on information currently available, subject to the assumptions and adjustments described in the accompanying notes and is not intended to represent what the Company’s condensed consolidated balance sheet and statements of operations actually would have been had the Transaction occurred on the dates indicated above. Further, the Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s financial position and results of operations for any future period and does not reflect all actions that may be undertaken by the Company following the closing of the Transaction. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect the realization of any expected cost savings, synergies or dis-synergies as a result of the Transaction. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the time of filing. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes. The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K and the Unaudited Pro Forma Condensed Consolidated Financial Statements presented below have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information.

The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Transaction on the Company’s financial condition and results of operations. The adjustments included within the “Discontinued Operations” column of the Unaudited Pro Forma Condensed Consolidated Financial Statements are the Company’s current preliminary estimates on a discontinued operations basis and could change as the Company finalizes discontinued operations accounting to be reported in the Company’s Quarterly Reports on Form 10-Q for the six months ending June 30, 2025 and nine months ending September 30, 2025 and Annual Report on Form 10-K for the year ending December 31, 2025.

MAMMOTH ENERGY SERVICES, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2024

ASSETS	Historical (as reported)	Discontinued Operations (a)	Transaction Accounting Adjustments		Pro Forma
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$60,967	$—	$98,351	(b)	$159,318
Restricted cash	21,359	2,000	10,385	(c)	29,744
Accounts receivable, net	79,020	22,408	—		56,612
Inventories	15,119	—	—		15,119
Prepaid expenses	1,780	404	—		1,376
Other current assets	10,342	—	—		10,342
Total current assets	188,587	24,812	108,736		272,511

Property, plant and equipment, net	115,082	13,191	—		101,891
Sand reserves, net	57,273	—	—		57,273
Operating lease right-of-use assets	6,417	1,202	—		5,215
Goodwill	9,214	—	—		9,214
Other non-current assets	7,458	75	—		7,383
Total assets	$384,031	$39,280	$108,736		$453,487

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$32,459	$4,673	$—		$27,786
Accrued expenses and other current liabilities	33,940	6,534	1,265	(d)	28,671
Current operating lease liability	3,450	248	—		3,202
Income taxes payable	44,658	—	4,386	(e)	49,044
Total current liabilities	114,507	11,455	5,651		108,703

Deferred income tax liabilities	3,021	—	(183)	(e)	2,838
Long-term operating lease liability	2,792	954	—		1,838
Asset retirement obligation	4,234	—	—		4,234
Other long-term liabilities	6,659	6,415	—		244
Total liabilities	131,213	18,824	5,468		117,857

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value	481	—	—		481
Additional paid in capital	540,431	—	—		540,431
Accumulated deficit	(283,643)	20,456	103,268	(f)	(200,831)
Accumulated other comprehensive loss	(4,451)	—	—		(4,451)
Total equity	252,818	20,456	103,268		335,630
Total liabilities and equity	$384,031	$39,280	$108,736		$453,487

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MAMMOTH ENERGY SERVICES, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2024

	Historical (as reported)	Discontinued Operations (a)	Pro Forma
	(in thousands, except per share amounts)
REVENUE
Services revenue	$167,358	$92,673	$74,685
Services revenue - related parties	1,548	—	1,548
Product revenue	19,026	—	19,026
Total revenue	187,932	92,673	95,259

COST AND EXPENSES
Services cost of revenue	151,474	76,429	75,045
Services cost of revenue - related parties	366	—	366
Product cost of revenue	18,911	—	18,911
Selling, general and administrative	124,821	6,435	118,386
Depreciation, depletion, amortization and accretion	25,079	2,573	22,506
Gains on disposal of assets, net	(4,014)	(583)	(3,431)
Total cost and expenses	316,637	84,854	231,783
Operating (loss) income	(128,705)	7,819	(136,524)

OTHER INCOME (EXPENSE)
Interest expense and financing charges, net	(20,497)	(13,941)	(6,556)
Interest expense and financing charges, net - related parties	(4,707)	—	(4,707)
Other income (expense), net	(64,621)	(55)	(64,566)
Total other (expense) income	(89,825)	(13,996)	(75,829)
(Loss) income before income taxes	(218,530)	(6,177)	(212,353)
Provision (benefit) for income taxes	(11,204)	90	(11,294)
Net loss	$(207,326)	$(6,267)	$(201,059)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(831)	—	(831)
Comprehensive loss	$(208,157)	$(6,267)	$(201,890)

Net loss per share (basic and diluted)	$(4.31)		$(4.18)
Weighted average number of shares outstanding (basic and diluted)	48,065		48,065

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MAMMOTH ENERGY SERVICES, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2023

	Historical (as reported)	Discontinued Operations (a)	Pro Forma
	(in thousands, except per share amounts)
REVENUE
Services revenue	$269,227	$95,641	$173,586
Services revenue - related parties	980	—	980
Product revenue	39,285	—	39,285
Total revenue	309,492	95,641	213,851

COST AND EXPENSES
Services cost of revenue	219,876	77,739	142,137
Services cost of revenue - related parties	475	—	475
Product cost of revenue	27,489	—	27,489
Selling, general and administrative	37,458	5,865	31,593
Depreciation, depletion, amortization and accretion	45,110	8,309	36,801
Gains on disposal of assets, net	(6,041)	(367)	(5,674)
Impairment of goodwill	1,810		1,810
Total cost and expenses	326,177	91,546	234,631
Operating (loss) income	(16,685)	4,095	(20,780)

OTHER INCOME (EXPENSE)
Interest expense and financing charges, net	(14,955)	(3,393)	(11,562)
Interest expense and financing charges, net - related parties	(1,241)	—	(1,241)
Other income (expense), net	42,015	(830)	42,845
Total other income (expense)	25,819	(4,223)	30,042
Income (loss) before income taxes	9,134	(128)	9,262
Provision for income taxes	12,297	98	12,199
Net loss	$(3,163)	$(226)	$(2,937)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	221	—	221
Comprehensive loss	$(2,942)	$(226)	$(2,716)

Net loss per share (basic and diluted)	$(0.07)		$(0.06)
Weighted average number of shares outstanding (basic and diluted)	47,777		47,777

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MAMMOTH ENERGY SERVICES, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2022

	Historical (as reported)	Discontinued Operations (a)	Pro Forma
	(in thousands, except per share amounts)
REVENUE
Services revenue	$311,968	$99,641	$212,327
Services revenue - related parties	1,133	—	1,133
Product revenue	48,985	—	48,985
Total revenue	362,086	99,641	262,445

COST AND EXPENSES
Services cost of revenue	241,323	81,722	159,601
Services cost of revenue - related parties	541	—	541
Product cost of revenue	36,723	—	36,723
Selling, general and administrative	39,554	5,394	34,160
Depreciation, depletion, amortization and accretion	64,271	16,125	48,146
Gains on disposal of assets, net	(3,908)	(434)	(3,474)
Total cost and expenses	378,504	102,807	275,697
Operating loss	(16,418)	(3,166)	(13,252)

OTHER INCOME (EXPENSE)
Interest expense and financing charges, net	(11,506)	(3,384)	(8,122)
Other income (expense), net	40,912	(10)	40,922
Total other (expense) income	29,406	(3,394)	32,800
Income (loss) before income taxes	12,988	(6,560)	19,548
Provision for income taxes	13,607	32	13,575
Net (loss) income	$(619)	$(6,592)	$5,973

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(910)	—	(910)
Comprehensive (loss) income	$(1,529)	$(6,592)	$5,063

Net (loss) income per share (basic)	$(0.01)		$0.13
Net (loss) income per share (diluted)	$(0.01)		$0.13
Weighted average number of shares outstanding (basic)	47,175		47,175
Weighted average number of shares outstanding (diluted)	47,175		47,748

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MAMMOTH ENERGY SERVICES, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Operations include the following adjustments:

T&D Discontinued Operations:
(a) Reflects the discontinued operations of the T&D Business, including associated assets, liabilities, equity and results of operations. In accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, the amounts exclude general corporate overhead costs which were historically allocated, but did not specifically relate to the T&D Business, as they did not meet the discontinued operations criteria. Such allocations included labor and non-labor expenses related to the Company’s corporate support functions (e.g., executive, information technology, human resources, legal, accounting, among others) that historically provided support to the T&D Business.

Transaction Accounting Adjustments:

(b) Reflects the cash proceeds of approximately $98.4 million received from the Buyer from the disposal of the T&D Business.

(c) Reflects cash of $10.4 million deposited into an escrow account by the Buyer for the purposes of funding post-closing adjustments and indemnified liabilities.

(d) Reflects approximately $1.3 million of Transaction costs to be incurred subsequent to December 31, 2024.

(e) Reflects approximately $4.4 million of estimated current income tax payable associated with the estimated taxable gain from the Transaction and $0.2 million reduction of estimated deferred tax liability related to the Transaction. The tax effect of the pro forma adjustments was calculated using the historical statutory rates in effect for the period presented.

(f) Reflects an estimated gain of $82.7 million related to the Transaction based on the estimate of $108.7 million of consideration less transaction costs of $1.3 million, net income tax liabilities of $4.2 million and the T&D net assets as of December 31, 2024 of $20.5 million. The actual gain recorded upon close may be subject to change and will be based on amounts as of the close date. Since the Unaudited Pro Forma Condensed Consolidated Statements of Operations only include continuing operations, the estimated gain on sale is not included in any period presented.

In connection with the Transaction, the Company entered into a transition services agreement with the Buyer whereby the Company will provide certain post-closing services to the Buyer on a transitional basis. This agreement is not expected to have a material impact on the periods presented in these Unaudited Pro Forma Condensed Consolidated Financial Statements.